UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2019

VNUE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53462	98-0543851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

104 W. 29th Street 11th Floor

New York, New York 10001

(Address of principal executive offices, including ZIP code)

(833) 937-5493

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 2, 2019, VNUE, Inc., a Nevada corporation (the “Company”), filed a Certificate of Amendment (the “Charter Amendment”) to the Company’s Articles of Incorporation (as amended to date, the “Articles of Incorporation”) with the Secretary of State of the State of Nevada. The Charter Amendment increased our capitalization to 2,000,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, of which, 5,000,000 are designated as Series A Convertible Preferred Stock. Reference is made to the disclosure set forth under Item 5.07 below, which disclosure is incorporated herein by reference.

The Charter Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On or around June 21, 2019, the Company mailed a Consent Solicitation Statement to its shareholders as of the record date of June 7, 2019 (the “Record Date”), seeking the written consent of the shareholders holding a majority of the Company’s voting equity to authorize and approve a proposal to file the Charter Amendment, in order to the amend the Company’s Articles of Incorporation to increase our authorized capital stock from 750,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which 5,000,000 are designated as Series A Convertible Preferred Stock, to 2,000,000,000 shares of Common Stock, and 20,000,000 shares of Preferred Stock, of which 5,000,000 are designated as Series A Convertible Preferred Stock (the “Authorized Common Stock Increase”).

As of the Record Date, 365,955,170 shares of our Common Stock were issued and outstanding, and 4,126,776 shares of our Series A Preferred Stock were issued and outstanding. The holders of our Series A Convertible Preferred Stock have the right vote on the basis of one hundred (100) votes for each share of Series A Convertible Preferred Stock. As a result, consents from stockholders holding at least 389,316,385 votes were required in order to proceed with filing the Charter Amendment with the Nevada Secretary of State to effectuate the Authorized Common Stock Increase.

Stockholders as of the Record Date were given until July 21, 2019 to return their written consents, however, the Board of Directors reserved the right to deem the action as approved and implement the Authorized Common Stock Increase upon receipt of consents of the majority stockholders, as the remaining minority votes would be deemed inconsequential. As of July 2, 2019, the Company had received the following written consents:

Votes For: 457,838,801	Votes Against: 0	Abstain: 0

As a result, as of July 2, 2019, the Company had received a sufficient number of written consents in favor of proposal to file the Charter Amendment and the Board of Directors implemented the increase by the filing of the Charter Amendment on July 2, 2019.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of Nevada on July 2, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUE, INC.

Dated: August 1, 2019	By:	/s/ Zach Bair
	Name:	Zach Bair
	Title:	Chief Executive Officer, Chairman of the Board, Secretary and Treasurer

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